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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE


                    AESP, INC. ANNOUNCES FUNDING OF NEW LOAN

MIAMI, FLORIDA, APRIL 27, 2004 - AESP, INC. (NASDAQ: AESP ) today announced that it has closed on a $631,000 one-year term loan from Bendes Investment Limited. The proceeds of the loan were used to retire the Company's outstanding debt due to Commercebank, N.A. The new loan, which bears interest at the rate of prime plus 8% (currently 12%), is secured by a lien on the Company's U.S. assets and is personally guaranteed by the Company's principal stockholders.

Slav Stein, President and CEO commented, "Over the last two years, our business has been adversely affected by the short-term nature and imminent maturity of our obligation to Commercebank. With the completion of the KBK Financial financing arrangement in November 2003 and the funding of this new loan, this pressure is finally off our business. This will allow us to concentrate fully on our major objective for 2004; delivering a meaningful improvement in our operating results through increasing our sales and market share, continuing our efforts to expand our product line, taking steps to improve our cash flow and continuing our ongoing efforts to reduce our costs."

The Company also commented further on its results of operations for fiscal 2003. The Company reported that in their audit report on the Company's 2003 financial statements, the Company's auditors had included an explanatory paragraph in their report with respect to the Company's ability to continue as a going concern.

AESP, Inc. designs, manufactures, markets and distributes network connectivity products under the brand name Signamax Connectivity Systems as well as customized solutions for original equipment manufacturers worldwide. For additional Company information, visit our websites, www.aesp.com and www.Signamax.com.

SAFE HARBOR DISCLOSURE UNDER THE 1995 SECURITIES LITIGATION REFORM ACT.
This news release contains forward-looking statements, which involve risks and uncertainties. The Company's actual future results could differ materially from the results anticipated herein. For information regarding factors that could impact the Company's future performance, see the Company's future filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for 2003.

Signamax is a trademark of AESP, Inc. in the United States and/or other countries.

FOR FURTHER INFORMATION, PLEASE CONTACT:


Slav Stein, President & CEO                               AESP, Inc.
Roman Briskin, Executive Vice President                   1810 NE 144 Street
John F. Wilkens, Chief Financial Officer                  North Miami, Florida
33181                                                     (305) 944-7710